Exhibit 8.2

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Avenue, NW Suite 900 Washington, DC 20001 T: 202.689.2800 F: 202.689.2860 nelsonmullins.com

December 6, 2022

T20 Holdings Ltd.

3 Phillip Street

#19-01 Royal Group Building

Singapore 048693

Re:       Registration Statement on Form F-1 – Tax Opinion

Ladies and Gentlemen:

We have acted as counsel to T20 Holdings Ltd., a Singapore company (the “Company”), in connection with the preparation and filing of a Registration Statement on Form F-1, File No. 333-266102 (as amended, the “Registration Statement”), initially filed on July 12, 2022, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

In connection with this opinion, we have examined and relied upon the Registration Statement and such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed, or photostatic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied, without independent verification, upon statements and representations of representatives of the Company and public officials.

In rendering this opinion, we have assumed, with your permission, that (a) all factual information stated or given in the Registration Statement is true, complete, and correct, and properly reflects the intention of all parties, and all opinions expressed therein (other than the opinions with respect to United States tax laws which are covered under this opinion) are bona fide and honestly held and were reached after due consideration; (b) all factual information provided to us by the Company and/or its representatives with respect to matters opined on herein is true and correct, and (c) there are no documents or information other than those disclosed to us, which relate to any of the matters on which we are opining.

This opinion is limited in all respects to and based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, Internal Revenue Service pronouncements, rulings, and administrative guidance and judicial decisions, all as in effect on the date hereof. These authorities are subject to change and any such change may be applied retroactively, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to the conclusion set forth below. Our opinion expressed herein is limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, the opinion attributed to us in the discussion in the section of the Registration Statement entitled “Material United States Federal Income Tax Considerations,” insofar as it addresses the material U.S. federal income tax consequences to U.S. Holders (as such term is defined in the Registration Statement) in connection with the offering at issue, represents our opinion.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences to U.S. Holders in connection with the offering under any state, local, or foreign law, or with respect to other areas of U.S. federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Material United States Federal Income Tax Considerations” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough

Nelson Mullins Riley & Scarborough LLP

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